UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 7, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Cheesecake Factory Incorporated (the “Company”) approved base salaries for fiscal 2010, effective as of January 3, 2010, for the following named executive officers (the “Named Executive Officers”):

Name	Title	Base Salary for 2010
David Overton	Chairman and Chief Executive Officer	$875,000
W. Douglas Benn	Executive Vice President and Chief Financial Officer	$420,000
Debby R. Zurzolo	Executive Vice President, General Counsel and Secretary	$392,500
Max Byfuglin	President, The Cheesecake Factory Bakery, Inc.	$343,500
Cheryl Slomann	Vice President and Controller	$220,000

In addition, the Compensation Committee approved grants of equity awards of the Company’s common stock to each of the Named Executive Officers under the terms of the Company’s 2001 Omnibus Stock Incentive Plan, as amended and restated (“Plan”), as follows:

Name	Number of Stock Options	Number of Restricted Shares
David Overton	200,000	—
W. Douglas Benn	15,000	10,000
Debby R. Zurzolo	15,000	10,000
Max Byfuglin	15,000	10,000
Cheryl Slomann	10,000	5,000

The stock options were granted at an exercise price of $21.42 per share which was the closing price for the Company’s common stock on January 7, 2010, the date of grant.  The options vest as to 20% of the shares on each of January 7, 2011, 2012, 2013, 2014 and 2015.  The restricted shares vest as to 60% of the shares on January 7, 2013 and as to 20% of the shares on each of January 7, 2014 and 2015.  These grants were made pursuant to the terms and conditions of a form of award agreement(s) for Named Executive Officers previously approved by the Compensation Committee and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Debby R. Zurzolo
Debby R. Zurzolo
Executive Vice President, General Counsel and Secretary